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                                                                   EXHIBIT 10.38



THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM SUCH LAWS PURSUANT TO WHICH SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER.


                              12% CONVERTIBLE NOTE

                             DUE SEPTEMBER 30, 1999

$1,500,000.00                                                     APRIL 16, 1999


                  FOR VALUE RECEIVED, THE TESSERACT GROUP, INC., a Minnesota corporation ("Company"), promises to pay to PIONEER VENTURE FUND, L.L.C., a Delaware limited liability company ("Holder"), the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000.00), (the "Principal Amount"), together with interest thereon as hereinafter set forth.

                  This Note ("Note") is issued pursuant to that certain Securities Purchase Agreement dated as of March 31, 1999, by and among Company and Holder (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Purchase Agreement") and is one of a possible series of Notes of like tenor, bearing different dates of issue, which in the aggregate total not more than $5,000,000 in principal amount. All of the aforesaid Notes are sometimes collectively referred to as the "Convertible Notes" or the "Notes." All capitalized terms not specifically defined herein shall have the meanings set forth in the Purchase Agreement. This Note is subject to, and entitled to, all provisions and benefits of the Purchase Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the purchase, sale and conversion of the Convertible Notes are to be made.

         1. INTEREST. Interest on the outstanding Principal Amount shall accrue at the rate of twelve percent (12%) per annum from the date hereof until the Principal Amount is paid in full or the Holder's Conversion, whichever first occurs; provided that the rate of interest shall increase to eighteen (18%) per annum on the Approval Deadline under the circumstances described in Section 6.5 of the Purchase Agreement. Interest shall be paid in one installment at the maturity of this Note, as such maturity may be extended pursuant to Section 2 or accelerated pursuant to the Purchase Agreement or Section 4 hereof. Interest shall be computed on the basis of actual days elapsed based on a 365-day year.
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                  Notwithstanding the foregoing, in no event shall interest
exceed the maximum rate permitted under any applicable law or regulation, and if any provision of this Note is in contravention of any such law or regulation, such provision shall be deemed amended to provide for interest at said maximum rate and any excess amount shall either be applied, at Holder's option, to the outstanding Principal Amount of this Note as Holder shall determine, or be refunded by Holder to Company.

         2.       PAYMENT OF PRINCIPAL.

                  2.1 The outstanding Principal Amount, together with accrued and unpaid interest thereon, shall initially be due and payable on September 30, 1999 (the "Maturity Date").

                  2.2 If the Principal Amount is not repaid on or prior to the Maturity Date, the date for repayment of the Principal Amount, together with accrued and unpaid interest thereon, shall be automatically extended to March 31, 2000 (the "Extended Maturity Date") upon receipt by Holder of additional warrants to purchase Common Stock of Company, as more fully set forth in the Purchase Agreement.

                  2.3 Such payment is subject to acceleration and/or mandatory prepayments as provided in the Purchase Agreement. Upon the occurrence of an Event of Default (as defined and set forth in Section 4 hereof) the whole sum of principal and interest then due and owing hereunder may be declared by the Holder to be immediately due and payable. All payments received hereunder shall be applied first to the payment or reimbursement to Holder of its costs and expenses as provided herein, second to accrued interest, and third to the repayment of the outstanding Principal Amount.

                  2.4 Payments of principal and interest shall be made to Holder at its offices at 2000 Pasadena Avenue, Los Angeles, California 90031, or at such other address as Holder may give Company in writing. Payments shall be made in United States dollars in immediately available funds.

                  2.5 All payments to Holder shall be made free and clear of any restrictions or conditions and free and clear of and without deduction for any taxes or withholdings of any nature, present or future. If any deduction for tax is required by law, then Company shall pay such additional amounts, in such manner and at such time as will result in receipt by Holder of such payment as if no deduction of tax had been required.

                  2.6 If any payment date is not a Business Day, payment shall be made not later than the next succeeding Business Day. However, if the next succeeding Business Day falls in the next calendar month, Payment shall be made on the last preceding Business Day. Business Day means days that banks in New York City are required to be open for the transaction of business.

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                  2.7 This Note may be prepaid by Company, in whole or in part, at any time prior to the Maturity Date or (if applicable), the Extended Maturity Date without premium or penalty.

         3. CONVERSION. From and after the fifteenth (15th) day after the date on which the Principal Amount of this Note has become due and payable in full (whether such maturity is pursuant to any provision of this Note or the Purchase Agreement or is the result of acceleration, by operation of law or otherwise), and for so long as any portion of this Note shall remain unpaid, Holder shall have the right at any time, and from time to time, to convert all or any portion of the outstanding Principal Amount of the Note and accrued interest into shares of Common Stock at the Conversion Price in effect at the time of Conversion in accordance with the terms of the Purchase Agreement; provided that until any shareholder approval required by Section 6.5 of the Purchase Agreement is obtained, no more than an aggregate of 1,500,000 shares of Common Stock may be issued upon conversion of Convertible Notes. If less than the entire Principal Amount is converted at any time, Company shall cancel the Convertible Note so tendered, and shall reissue, as of the original date of issue, a Note of like tenor with the Note tendered, in the name of tendering Holder, and having a Principal Amount equal to the remaining Principal Amount of the Note. Company shall issue a certificate within fifteen (15) days of receipt of Holder's request for Conversion evidencing the shares of Common Stock acquired by Holder as a result of the exercise of this Conversion right. Such shares, when issued, will be fully paid and non-assessable and shall be deemed issued for all purposes as of the effective date of Conversion. Company shall pay any and all stock issuance or transfer taxes due as a consequence of the issuance of the shares of Common Stock.

         4. EVENTS OF DEFAULT. If the outstanding Principal Amount, together with accrued and unpaid interest thereon, is not repaid on or prior to the Maturity Date, then the maturity of this Note will be extended as set forth in
Section 2.2 hereof, upon receipt by Holder of warrants to purchase Common Stock of Company, as more fully set forth in the Purchase Agreement. If the outstanding Principal Amount, together with accrued and unpaid interest thereon, is not repaid (1) on or prior to the Extended Maturity Date or (2) upon the occurrence and during the continuance of any Event of Default (as determined in the Purchase Agreement), then Holder shall have the right, in its sole discretion, to declare the Principal Amount to be immediately due and payable.

         5. GOVERNING LAW. This Note shall be governed by the laws of the State of California. To the full extent provided by law, Company and Holder waive right to trial by jury in any action between the parties.

         6. COLLECTION COSTS Company promises to pay all costs and expenses, including reasonable attorneys fees and disbursements incurred by Holder in the collection and enforcement of this Note.

         7. WAIVERS OF NOTICE. Company hereby consents to renewals and extensions of time at or after the Maturity Date, and hereby waives diligence, presentment, protest, demand and

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notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         8. ASSIGNABILITY. This Note may be assigned by Holder in accordance with applicable law, including federal and state securities laws.

         9. SEVERABILITY. In the event that any of the provisions of this Note shall be held void or unenforceable, such provision shall be deemed severable and the other terms and conditions of this Note not found void or unenforceable shall remain in full force and effect.

         10. BINDING EFFECT. This Note shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be executed the day and year first above written.


                                             THE TESSERACT GROUP, INC.




                                             By:
                                                     John T. Golle
                                                     Chief Executive Officer


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